Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez

+1 408 345 8948

alicia_rodriguez@agilent.com

Agilent Technologies Reports Fourth Quarter 2010 Results

Highlights:

•                  GAAP net income of $232 million, or $0.66 per share

•                  Non-GAAP net income of $228 million, or $0.65 per share (1)

•                  Orders of $1.69 billion, up 32 percent from last year, revenues of $1.58 billion, up 35 percent from one year ago

•                  Operating cash flow of $367 million in the quarter

•                  Varian integration on track to meet targeted revenue and cost synergies

•                  First quarter fiscal year 2011 revenue guidance of $1.53 billion to $1.55 billion. First quarter fiscal year 2011 non-GAAP earnings guidance of $0.55 to $0.57 per share (3) compares to $0.38 per share (1) one year ago

•                  Fiscal year 2011 revenue guidance of $6.1 billion to $6.3 billion. Fiscal year 2011 non-GAAP earnings guidance of $2.30 to $2.50 per share(3).

SANTA CLARA, Calif., Nov. 12, 2010 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.58 billion for the fourth fiscal quarter ended Oct. 31, 2010, 35 percent above one year ago, or 26 percent excluding the effects of the Varian acquisition and recent divestitures(2).  Fourth quarter GAAP net income was $232 million, or $0.66 per diluted share. Last year’s fourth quarter GAAP net income was $25 million, or $0.07 per share.

1

During the fourth quarter, Agilent had Varian-related integration costs of $43 million, intangible amortization of $30 million and restructuring charges of $18 million. It also recognized a tax benefit of $42 million and a $54 million gain from the closure of pre-Agilent spin-off income tax audits. Excluding these items and $1 million of other net charges, Agilent reported fourth-quarter adjusted net income of $228 million, or $0.65 per share (1).

Bill Sullivan, Agilent president and CEO, said, “This past quarter marked the completion of Agilent’s transformation, a milestone in our company’s history.  We saw continued organic growth performance and strength across all Agilent platforms and regions.  I am pleased to report that the Varian integration continues to go very smoothly.”

Chemical Analysis revenues were up 73 percent above one year ago, or 17 percent on an organic basis. Growth continued to be strong across Agilent’s applied markets.  Environmental, petrochemical, food and forensics markets all reflected double-digit organic growth.

Life Sciences revenues grew 35 percent over last year, or 17 percent on an organic basis. Double-digit organic growth was seen across academia and government markets, as well as from pharmaceutical and biotech customers.

Electronic Measurement revenues were up 23 percent over a year ago, or 35 percent excluding the effects of the Network Solutions divestiture. All of Agilent’s electronic measurement end markets - communications, aerospace and defense, industrial, computers and semiconductor - posted strong double-digit organic growth in the quarter.

2

Fourth-quarter ROIC was 24 percent(4), compared with 18 percent(4) one year ago. Inventory Days on Hand decreased by five days to 92 days. Receivables Days Sales Outstanding, at 49, grew three days compared with a year ago, due to the Varian acquisition. Agilent generated $367 million of cash from operations during the fourth quarter.  Net cash at the end of the fourth quarter was $598 million (5).

Looking ahead, Sullivan said, “Our business outlook for 2011 remains strong.  We are starting the new fiscal year with an industry-leading product portfolio and expect to continue the momentum with strong organic growth and great market opportunities created by the Varian product portfolio.”

Fiscal first-quarter 2011 revenues are expected to be in the range of $1.53 billion to $1.55 billion. Fiscal first-quarter non-GAAP earnings are expected to be in the range of $0.55 to $0.57 per share (3).

For the full fiscal year 2011, Agilent expects revenues of $6.1 billion to $6.3 billion. Non-GAAP earnings are expected to be in the range of $2.30 to $2.50 per share (3) .

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in chemical analysis, life sciences, electronics and communications. The company’s 18,500 employees serve customers in more than 100 countries. Agilent had net revenues of $5.4 billion in fiscal 2010. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details about its fourth-quarter FY2010 financial results on a conference call with investors today at 5:30 a.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2010 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

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Additional investor materials can be found on http://www.investor.agilent.com/phoenix.zhtml?c=103274&p=irol-gaap.

A telephone replay of the conference call will be available at 9:30 a.m. (Pacific) today through Nov. 19, 2010. The replay number is +1 888 286-8010; international callers may dial +1 (617) 801-6888. The passcode is 18241300.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; and revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2011. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, and the risk that we are not able to realize the savings expected from the restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate Varian, Inc. and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2010. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

4

(1) Non-GAAP net income and non-GAAP net income per share are defined to exclude primarily the impacts of integration costs, acquisition fair value adjustments, transformation initiatives, non-cash intangibles amortization as well as disposals of businesses net of their tax effects. A reconciliation between non-GAAP earnings and GAAP net earnings is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Revenues, excluding the impact of the Varian acquisition and recent divestitures, are a non-GAAP measure and are defined to exclude the fair value adjustment to acquisition related deferred revenue balances for the Varian acquisition and exclude the impacts of the Varian acquisition and the divestitures of our Network Systems and Hycor businesses. A reconciliation between non-GAAP revenues and GAAP revenues is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q111 and full fiscal year 2011 excludes primarily the impacts of integration costs, acquisition fair value adjustments, future restructuring, and asset impairment charges and non-cash intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $28 million per quarter.

(4) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(5) Net Cash is a non-GAAP measure and is defined as (A) the sum of (1) cash and cash equivalents, (2) restricted cash and cash equivalents and (3) investments — debt securities less (B) the sum of (1) short-term debt, (2) long-term debt and (3) senior notes. The reconciliation of Net Cash can be found on page 9 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

# # #

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

5

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2010	2009	Inc/(Dec)

Orders	$1,687	$1,274	32%

Net revenue	$1,576	$1,167	35%

Costs and expenses:
Cost of products and services	742	533	39%
Research and development	159	150	6%
Selling, general and administrative	472	413	14%
Total costs and expenses	1,373	1,096	25%

Income from operations	203	71	186%

Interest income	11	4	175%
Interest expense	(27)	(21)	29%
Gain on sale of network solutions division, net	5	—	—
Other income (expense), net	51	25	104%

Income before taxes	243	79	208%

Provision for taxes	11	54	(80)%

Net income	$232	$25	828%

Net income per share:
Basic	$0.67	$0.07
Diluted	$0.66	$0.07

Weighted average shares used in computing net income per share:
Basic	346	346
Diluted	352	350

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Twelve Months Ended
	October 31,		Percent
	2010	2009	Inc/(Dec)

Orders	$5,744	$4,486	28%

Net revenue	$5,444	$4,481	21%

Costs and expenses:
Cost of products and services	2,514	2,189	15%
Research and development	612	642	(5)%
Selling, general and administrative	1,752	1,603	9%
Total costs and expenses	4,878	4,434	10%

Income from operations	566	47	—

Interest income	20	29	(31)%
Interest expense	(96)	(88)	9%
Gain on sale of network solutions division, net	132	—	—
Other income (expense), net	70	19	268%

Income before taxes	692	7	—

Provision for taxes	68	38	79%

Net income (loss)	$624	$(31)	—

Net income (loss) per share:
Basic	$1.80	$(0.09)
Diluted	$1.77	$(0.09)

Weighted average shares used in computing net income (loss) per share:
Basic	347	346
Diluted	353	346

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	October 31,	October 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$2,649	$2,479
Short-term restricted cash and cash equivalents	1,550	—
Short-term investments	—	14
Accounts receivable, net	869	595
Inventory	716	552
Other current assets	385	321
Total current assets	6,169	3,961

Property, plant and equipment, net	980	845
Goodwill	1,456	655
Other intangible assets, net	494	167
Long-term restricted cash and cash equivalents	6	1,566
Long-term investments	142	163
Other assets	397	255
Total assets	$9,644	$7,612

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$499	$307
Employee compensation and benefits	395	336
Deferred revenue	358	285
Short-term debt	1,501	1
Other accrued liabilities	330	194
Total current liabilities	3,083	1,123

Long-term debt	2,190	2,904
Retirement and post-retirement benefits	477	498
Other long-term liabilities	710	573
Total liabilities	6,460	5,098

Total Equity:
Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 579 million shares at October 31, 2010 and 566 million shares at October 31, 2009 issued	6	6
Treasury stock at cost; 233 million shares at October 31, 2010 and 220 million shares at October 31, 2009	(8,038)	(7,627)
Additional paid-in-capital	7,904	7,552
Retained earnings	3,384	2,760
Accumulated other comprehensive loss	(80)	(185)
Total stockholders’ equity	3,176	2,506
Non-controlling interest	8	8
Total equity	3,184	2,514
Total liabilities and equity	$9,644	$7,612

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Twelve Months
	Ended	Ended
	October 31,	October 31,
	2010	2010
Cash flows from operating activities:
Net income	$232	$624

Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	67	202
Share-based compensation	15	66
Excess and obsolete and inventory-related charges	9	30
Asset impairment charges	6	26
Gain on divestitures, net	(5)	(130)
Loss on sale of assets, net	2	3
Changes in assets and liabilities:
Accounts receivable	(57)	(166)
Inventory	(29)	(51)
Accounts payable	28	113
Employee compensation and benefits	71	17
Other assets and liabilities including deferred taxes	28	(22)
Net cash provided by operating activities (a)	367	712

Cash flows from investing activities:
Investments in property, plant and equipment	(32)	(119)
Proceeds from sale of property, plant and equipment	—	7
Proceeds from sale of investment securities	—	38
Change in restricted cash and cash equivalents	6	11
Proceeds from (payments to) divestitures, net	(11)	205
Acquisition of businesses and intangible assets, net of cash acquired	(3)	(1,313)
Net cash used in investing activities	(40)	(1,171)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	37	301
Repayment of long-term debts	—	(29)
Issuance of senior notes	—	747
Debt issuance cost	—	(5)
Treasury stock repurchases	(51)	(410)
Net cash (used in) provided by financing activities	(14)	604

Effect of exchange rate movements	19	25

Net increase in cash and cash equivalents	332	170

Cash and cash equivalents at beginning of period	2,317	2,479

Cash and cash equivalents at end of period	$2,649	$2,649

(a) Cash payments included in operating activities:
Restructuring payments	15	103
Income tax payments	—	48

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Twelve Months Ended				Three Months Ended
	October 31,				October 31,				January 31,
	2010	Diluted EPS	2009	Diluted EPS	2010	Diluted EPS	2009	Diluted EPS	2010	Diluted EPS

GAAP Net income (loss)	$232	$0.66	$25	$0.07	$624	$1.77	$(31)	$(0.09)	$79	$0.22
Non-GAAP adjustments:
Restructuring and other related costs - FY2009 Plan	8	0.02	50	0.14	64	0.18	247	0.71	34	0.10
Asset impairments	5	0.01	10	0.03	19	0.05	44	0.13	14	0.04
Intangible amortization	30	0.09	10	0.03	77	0.22	45	0.13	10	0.03
Transformational restructuring	10	0.03	—	—	39	0.11	—	—	9	0.03
Litigation settlement	—		13	0.04	(8)	(0.02)	13	0.04	(1)	—
Business divestitures	(2)	(0.01)	(31)	(0.09)	(116)	(0.33)	(8)	(0.02)	1	—
Varian acquisition and integration costs	25	0.07	—	—	102	0.29	—	—	17	0.05
Varian acquisition fair value adjustments	18	0.05			51	0.14			—	—
Acceleration of share-based compensation related to workforce reduction	—	—	1	—	1	—	5	0.01	—	—
Patent litigation judgment	—	—	—	—	—	—	(6)	(0.02)		—
Pension curtailment	—	—	(3)	(0.01)	—	—	(16)	(0.05)	—	—
Tax sharing settlement	(54)	(0.15)	—	—	(54)	(0.15)			—	—
Other	(2)	(0.01)	11	0.03	5	0.01	23	0.07	2	0.01
Adjustment for taxes	(42)	(0.11)	25	0.08	(98)	(0.27)	(36)	(0.11)	(30)	(0.10)
Non-GAAP Net Income	$228	$0.65	$111	$0.32	$706	$2.00	$280	$0.80	$135	$0.38

Historical amounts are reclassified to conform with current period presentation

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, the acquisition of Varian, Inc., and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

SEGMENT INFORMATION

(In millions, except where noted)

(Unaudited)

PRELIMINARY

Life Sciences

	Q4’10	Q4’09	Q3’10
Orders	$468	$352	$391
Revenues	$431	$319	$374
Gross Margin, %	51%	54%	54%
Income from Operations	$62	$47	$56
Segment Assets	$1,564	$1,019	$1,493
Return On Invested Capital (a) , %	17%	19%	15%

Chemical Analysis

	Q4’10	Q4’09	Q3’10
Orders	$401	$238	$350
Revenues	$389	$225	$329
Gross Margin, %	53%	55%	53%
Income from Operations	$86	$62	$69
Segment Assets	$1,635	$463	$1,592
Return On Invested Capital (a) , %	20%	59%	17%

Electronic Measurement

	Q4’10	Q4’09	Q3’10
Orders	$818	$684	$750
Revenues	$764	$623	$692
Gross Margin, %	59%	57%	59%
Income from Operations	$153	$40	$127
Segment Assets	$2,245	$2,084	$2,191
Return On Invested Capital (a) , %	32%	10%	25%

Historical amounts are reclassified to conform with current period presentation

Income from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, the acquisition of Varian, Inc., and the sale of our businesses.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 7 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

PRELIMINARY

	LSG	CAG	EMG	Agilent		LSG	CAG	EMG	Agilent		LSG	CAG	EMG
	Q4’10	Q4’10	Q4’10	Q4’10		Q4’09	Q4’09	Q4’09	Q4’09		Q3’10	Q3’10	Q3’10
Numerator:
Non-GAAP income (loss) from operations	$62	$86	$153	$303		$47	$62	$40	$150		$56	$69	$127
Less:
Taxes and Other (income)/expense	10	17	27	57		8	13	3	26		11	14	24

Segment return	52	69	126	246	(a)	39	49	37	124	(a)	45	55	103

Segment return annualized	$208	$276	$504	$984		$156	$196	$148	$496		$181	$220	$412

Denominator:
Segment assets (b)	$1,564	$1,635	$2,245	$5,442		$1,019	$463	$2,084	$3,566		$1,493	$1,592	$2,191
Less:
Net current liabilities (c)	327	262	660	1,250		206	137	578	927		290	239	576
Invested capital	$1,237	$1,373	$1,585	$4,192		$813	$326	$1,506	$2,639		$1,203	$1,353	$1,615

Average invested capital	$1,220	$1,363	$1,600	$4,182		$815	$332	$1,538	$2,683		$1,244	$1,306	$1,645

ROIC	17%	20%	32%	24%		19%	59%	10%	18%		15%	17%	25%

Historical amounts are reclassified to conform with current period presentation

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)       Agilent return is equal to non-GAAP net income from operations of $228 million plus net interest expense after tax of $18 million for Q4’10, and $111 million plus net interest expense after tax of $13 million for Q4’09. Please see “Non-GAAP Net Income and Diluted EPS Reconciliations” for a reconciliation of non-GAAP net income from operations to GAAP income (loss) from operations.

(b)       Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)       Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

REVENUE RECONCILIATION

(In millions)

(Unaudited)

PRELIMINARY

			Percent
	Q4’10	Q4’09	Inc/(Dec)

GAAP Revenue	$1,576	$1,167	35%
Varian acquisition fair value adjustments	8	—
Non-GAAP Revenue	$1,584	$1,167
Less revenue from acquisition and divestitures included in segment results	(193)	(65)
Non-GAAP Revenue, adjusted	$1,391	$1,102	26%

Revenues, excluding the impact of the Varian acquisition and recent divestitures, are a non-GAAP measure and are defined to exclude the fair value adjustment to acquisition related deferred revenue balances for the Varian acquisition and exclude the impacts of the Varian acquisition and the divestitures of our Network Systems and Hycor businesses.

Management believes that this measure provides useful information to investors by reflecting an additional way of viewing aspects of Agilent’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We excluded the effect of the Varian acquisition and recent divestitures because the nature, size and number of these can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

AGILENT TECHNOLOGIES, INC.

NET CASH

(In millions)

(Unaudited)

PRELIMINARY

	Q4’10	Q4’09

Cash and cash equivalents	$2,649	$2,479
Restricted cash and cash equivalents	1,550	1,566
Investments - debt securities	—	36
Short-term debt	(1,501)	—
Long-term debt	—	(1,516)
Senior notes, par value	(2,100)	(1,350)
Total Net Cash	$598	$1,215

The preliminary reconciliation of net cash is estimated based on our current information.

Management believes this metric provides useful information to investors about the Company’s overall liquidity and financial position.  Net Cash is a measure at a point in time and does not reflect the Company’s future financial prospects or liquidity.